Exhibit 15

SHARE PURCHASE AGREEMENT

dated as of

June 22, 2020

between

Raul Marcelo Claure,

Claure Mobile LLC

and

T-Mobile US, Inc.

TABLE OF CONTENTS

		Page

Article 1 DEFINITIONS

1.1	Definitions	2

Article 2
SALE AND PURCHASE; CLOSING

2.1	Sale and Purchase	3
2.2	Closing	3
Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1	Existence	4
3.2	Power and Authority	4
3.3	Authorization	4
3.4	No Conflicts	4
3.5	Title	5
3.6	Private Placement	5
3.7	No General Solicitation	5
3.8	Acknowledgment Regarding Purchaser’s Purchase of Securities	5
3.9	Absence of Manipulation.	5

Article 4
REPRESENTATIONS AND WARRANTIES AND OTHER AGREEMENTS OF THE PURCHASER AND M. CLAURE

4.1	Existence	5
4.2	Power and Authority	5
4.3	Authorization	6
4.4	No Conflicts	6
4.5	Purchaser Status	6
4.6	Investment Intent	6
4.7	No Pledge	6
4.8	Other Acknowledgements	6
Article 5
CERTAIN COVENANTS

5.1	Reasonable Best Efforts; Regulatory Approvals.	8
5.2	Blue Sky	9
5.3	Listing	9

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5.4	Legends	9
5.5	Removal of Legends	10
5.6	No Pledge	10

Article 6
CONDITIONS TO CLOSING

6.1	Mutual Conditions to Closing.	10
6.2	Additional Conditions to the Obligations of the Purchaser	11
6.3	Additional Conditions to the Obligations of the Company	11

Article 7
MISCELLANEOUS

7.1	M. Claure Undertaking	11
7.2	Termination	11
7.3	Further Assurances	11
7.4	Survival	12
7.5	Amendments and Waivers	12
7.6	Assignment; Binding Agreement	12
7.7	No Third Party Beneficiaries	12
7.8	Entire Agreement	12
7.9	Severability	12
7.10	Certain Tax Matters	12
7.11	Counterparts	13
7.12	Governing Law; Jurisdiction; Forum; Waiver of Trial by Jury.	13
7.13	Notices	14
7.14	Interpretation	15

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SHARE PURCHASE AGREEMENT

This Share Purchase Agreement, dated as of June 22, 2020 (this “Agreement”), is made by and among Raul Marcelo Claure, an individual (“M. Claure”), Claure Mobile LLC, a Delaware limited liability company controlled by M. Claure (the “Purchaser”) and T-Mobile US, Inc., a Delaware corporation (the “Company”).

WHEREAS, concurrently with this Agreement, the Purchaser, the Company, SoftBank Group Corp., a Japanese kabushiki kaisha (“SoftBank”), SoftBank’s wholly-owned subsidiary SoftBank Group Capital Ltd, a private limited company incorporated in England and Wales (“SBGC”), Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the Laws of the Federal Republic of Germany (“DT”) and others, have entered into the Master Framework Agreement (the “Framework Agreement”), pursuant to which various transactions among the parties thereto are intended to occur;

WHEREAS, the transactions contemplated by the Framework Agreement and the Share Repurchase Agreement (as defined in the Framework Agreement) contemplated therein include the Company’s repurchase of 5,000,000 (five million) shares of Company Common Stock (defined below) from SBGC or a wholly owned subsidiary of SBGC (the “Purchased Shares”), among other shares of Company Common Stock that would also be repurchased from SBGC or a wholly owned subsidiary of SBGC by the Company;

WHEREAS, in accordance with the Framework Agreement and the Share Repurchase Agreement, in connection with, conditional on and immediately following the Company’s repurchase of the Purchased Shares from SBGC, the Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, the Purchased Shares on the terms and subject to the conditions set forth in this Agreement (the “MC Purchase Transaction”);

WHEREAS, the Purchaser and the Company are executing and delivering this Agreement in reliance upon the registration exemption afforded by Section 4(a)(2) of the Securities Act (defined below), and Rule 506 of Regulation D (defined below); and

WHEREAS, without limiting anything contained in the Framework Agreement, the intention of the parties is that (i) the Company is a party to this Agreement solely for the purpose of, and the Company shall act solely as, an accommodation party to facilitate an economic arrangement and transactions between M. Claure and the Purchaser, on the one hand, and SoftBank and SBGC, on the other hand, and not as a principal with respect to the MC Purchase Transaction, (ii) the Company shall not bear any economic exposure or any benefits or burdens of ownership associated with any of the MC Purchase Transaction, and (iii) for U.S. federal income tax purposes, the Company’s participation in the MC Purchase Transaction shall be disregarded and the MC Purchase Transaction shall be characterized as being effected directly between M. Claure and the Purchaser, on the one hand, and SoftBank and SBGC, on the other hand.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Article 1
DEFINITIONS

1.1         Definitions . For purposes of this Agreement, the following terms have the meanings indicated below:

“Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

“Agreement” has the meaning given in the preamble.

“Business Day” means any day other than a Saturday, Sunday or federal holiday, or a day on which banks in (i) New York, New York, or (ii) Tokyo, Japan are authorized or obligated by law to close.

“Closing Date” has the meaning given in Section 2.2.

“Closing” has the meaning given in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Company Common Stock” means the common stock of the Company, par value $0.00001 per share.

“Company” has the meaning given in the preamble.

“Control” shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or other voting interests, by contract or otherwise.

“DT” has the meaning given in the recitals.

“Encumbrances” has the meaning giving in Section 2.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Framework Agreement” has the meaning given in the recitals.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“M. Claure” has the meaning given in the preamble.

“MC Loan Agreement” means that certain Loan Agreement, dated on or around June 23, 2020, by and between the Purchaser and Starbright WW LP, as amended, restated, supplemented or otherwise modified in accordance with its terms from time to time.

“MC Proxy Agreement” has the meaning given in the Framework Agreement.

“MC Purchase Transaction” has the meaning given in the recitals.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

“Principal Market” means the Nasdaq Global Select Market.

“Purchase Price” has the meaning given in Section 2.1(b).

“Purchased Shares” has the meaning given in the recitals.

“Purchaser” has the meaning given in the preamble.

“Regulation D” means Regulation D promulgated by the Commission under the Securities Act.

“SBGC” has the meaning given in the recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“SoftBank” has the meaning given in the recitals.

“Transfer Taxes” has the meaning given in Section 7.10.

“Underwriting Agreement” has the meaning given in the Framework Agreement.

Article 2
SALE AND PURCHASE; CLOSING

2.1         Sale and Purchase.

(a)          On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), the Company shall sell and transfer to the Purchaser, and the Purchaser shall purchase from the Company, the Purchased Shares.

(b)         The aggregate purchase price for the Purchased Shares shall be equal to (x) the number of Purchased Shares multiplied by (y) the per share price to the public appearing on the final prospectus supplement filed in connection with the offering of Company Common Stock contemplated by the Underwriting Agreement (the “Purchase Price”).

2.2         Closing.  The closing of the purchase of the Purchased Shares (the “Closing”) shall be held at such time and place as may be agreed in writing by the parties hereto on the third (3rd) Business Day after all the conditions set forth in Article 6 have been satisfied or (to the extent permitted by applicable law) waived (other than such conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of such conditions at the Closing), or such other place, date and time as may be agreed in writing by the parties hereto (the date on which the Closing actually occurs, the “Closing Date”).  At the Closing:

(a)          the Company shall deliver or cause to be delivered to the Purchaser all right, title and interest in and to the Purchased Shares, free and clear of all liens, claims, security interests and other encumbrances (collectively, “Encumbrances”), together with all documentation reasonably necessary to transfer to the Purchaser such right, title and interest; and

(b)          the Purchaser shall pay the Purchase Price in immediately available funds by wire transfer to the Company on the Closing Date, in accordance with the instructions provided by the Company to the Purchaser prior to the Closing (it being agreed that the consideration for the Purchased Shares may be paid by the Purchaser to SBGC or its wholly owned subsidiary pursuant to a separate direction letter executed and delivered by the Company, in satisfaction of Company’s obligations to SBGC in respect of the Company Common Stock purchased by the Company from SBGC or its wholly owned subsidiary to satisfy its obligations under this Agreement).

Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to the Purchaser:

3.1         Existence.  The Company is a corporation that has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

3.2         Power and Authority.  The Company has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

3.3         Authorization.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.  The Purchased Shares when issued, delivered and paid for in accordance with the terms in this Agreement, will be validly issued, fully paid and nonassessable.

3.4         No Conflicts.  The execution, delivery and performance by the Company of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound, (b) result in any violation of the provisions of the organizational documents of the Company or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not materially and adversely affect the sale of the Purchased Shares and the consummation of any other transaction herein contemplated.

3.5         Title.  As of immediately prior to the delivery of the Purchased Shares at the Closing, the Company will be the sole legal and beneficial owner of, and will hold good and valid title to, the Purchased Shares, free and clear of all Encumbrances.

3.6         Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Purchaser under this Agreement.  The issuance and sale of the Purchased Shares will not contravene the rules and regulations of the Principal Market.

3.7         No General Solicitation.  Neither the Company nor, to the Company’s knowledge, any Person acting on behalf of the Company, has offered or sold any of the Purchased Shares by any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of any of the Purchased Shares.

3.8         Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of the Purchaser’s representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Purchased Shares.

3.9         Absence of Manipulation.The Company has not, and, to the Company’s knowledge, no Person acting on its behalf has, taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company in violation of applicable law to facilitate the sale or resale of any Company securities.

Article 4
REPRESENTATIONS AND WARRANTIES AND OTHER AGREEMENTS OF THE PURCHASER AND M. CLAURE

Each of the Purchaser and M. Claure, jointly and severally, hereby makes the following representations and warranties to the Company:

4.1         Existence.  The Purchaser is a limited liability company that has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

4.2         Power and Authority .  The Purchaser has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

4.3         Authorization.  This Agreement has been duly authorized, executed and delivered by or on behalf of M. Claure and the Purchaser and constitutes a valid and binding agreement of M. Claure and the Purchaser enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

4.4         No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, (b) result in any violation of the provisions of the organizational documents of the Purchaser or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach violation or default that would not materially and adversely affect the purchase of the Purchased Shares and the consummation of any other transaction herein contemplated.

4.5         Purchaser Status. The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

4.6         Investment Intent. The Purchaser understands that the Purchased Shares are “restricted securities” and have not been, and will not be, registered for issuance and sale under the Securities Act or any applicable state securities law, and the Purchaser is acquiring the Purchased Shares as principal for its own account and not with a view to, or for distributing or reselling such shares or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Purchased Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the MC Proxy Agreement, at all times to sell or otherwise dispose of all or any part of such shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the shares of Purchased Shares hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Purchased Shares (or any securities which are derivatives thereof) to or through any Person. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

4.7         No Pledge. There are no agreements, plans or understandings between M. Claure, the Purchaser and any of their Affiliates, on one hand, and any Person, on the other hand, to directly or indirectly pledge the Purchased Shares, except as would not take effect as long as the Company’s policies in effect as of the date hereof prohibit the direct or indirect pledging of the Purchased Share by M. Claure.

4.8         Other Acknowledgements.  In connection with the Purchaser’s purchase of the Purchase Shares, each of the Purchaser and M. Claure hereby:

(a)          acknowledges and agrees that (i) the Company may be aware of non-public information concerning the Company which is material, including, without limitation, with respect to the Company’s financial condition and future prospects (including information concerning future financing plans and strategies), (ii) the Company will not disclose such information to the Purchaser or M. Claure, and (iii) the Company shall have no obligation to disclose to the Purchaser or M. Claure any of the aforementioned material, non-public information;

(b)          waives any right to rescind or invalidate the sale of the Purchased Shares by the Company to the Purchaser or to seek any damages or other remuneration from the Company based on the possession of such information by the Company or the lack of possession of such information by the Purchaser or M. Claure;

(c)          represents and warrants that M. Claure (i) beneficially owns and controls all of the issued and outstanding equity or other ownership interests of the Purchaser, (ii) is a sophisticated investor, and has the appropriate knowledge and experience to evaluate and negotiate the MC Purchase Transaction on behalf of the Purchaser and himself, (iii) has had the opportunity to conduct his own investigation, to the extent M. Claure has deemed it necessary and desirable, and (iv) notwithstanding the foregoing, has determined, in consultation with counsel, that it is in M. Claure’s and the Purchaser’s best interests for the Purchaser to purchase the Purchased Shares pursuant to the terms and conditions of this Agreement;

(d)          acknowledges that neither the Company nor any person affiliated with the Company has made any representations or warranties, express or implied, regarding any aspect of the MC Purchase Transaction except as set forth in this Agreement and that neither M. Claure nor the Purchaser is relying on any representation or warranty not set forth explicitly herein;

(e)          acknowledges and agrees that the Company (i) is a party to the MC Purchase Transaction and the other Transactions at the request of, and for the primary benefit of, and to primarily facilitate transactions between or among M. Claure, the Purchaser, the SoftBank Parties and DT, and (ii) undertakes to perform such duties, and only such duties, as are expressly and specifically set forth in this Agreement and the other Transaction Documents (as defined in the Framework Agreement) to which the Company is a party, and no implied covenants or obligations shall be read into this Agreement or any other Transaction Document against the Company; and

(f)          waives any and all rights or claims to any damages from the Company arising out of, attributable to or resulting from, directly or indirectly, this Agreement or the MC Purchase Transaction.

Article 5
CERTAIN COVENANTS

5.1         Reasonable Best Efforts; Regulatory Approvals.

(a)          Subject to the other provisions of this Agreement, and upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use all reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to fulfill the conditions set forth in Article 6 and to promptly consummate and make effective the transactions contemplated hereby, including: (i) obtaining, and cooperating and consulting with each other in connection with obtaining, all authorizations, approvals, consents, registrations, permits, and other confirmations from any governmental authority to consummate the transactions contemplated hereby, including the expiration or termination of applicable waiting periods under the HSR Act; (ii) responding as promptly as reasonably practicable and to the extent necessary to any request for information by any governmental authority, including the Federal Trade Commission or the United States Department of Justice under the HSR Act; (iii) resolving the questions or objections, if any, of any governmental authority; and (iv) executing and delivering all such other agreements, certificates, instruments and documents, and taking such further actions, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(b)          Without limiting Section 5.1(a), each party hereto shall, and shall cause its Affiliates to, (i) within 15 days after the date hereof, execute and file, or join in the execution and filing of, any application, notification, or other document that may be necessary in order to obtain the authorization, approval, or consent of any governmental authority that may be required or advisable in connection with the consummation of the transactions contemplated by this Agreement; and (ii) in connection with the preparation of any such filings, as promptly as reasonably practicable furnish to any other party such information as such other party may reasonably require, subject to customary confidentiality obligations and all applicable privileges (including the attorney-client privilege); and (iii) cooperate and consult with each other in connection with any such governmental authorization, approval, or consent, including that each shall, unless prohibited by law, (A) promptly inform such other party of any communication from any such governmental authority; (B) consult and cooperate with, and consider in good faith the views of, one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under the HSR Act or the antitrust laws of any other such governmental authority; (C) promptly provide each other with copies of all written communications to or from any such governmental authority; (D) use good faith efforts to give each other reasonable advance notice of all meetings with any such governmental authority; and (E) not participate independently in any meeting with any such governmental authority without providing reasonable advance notice to such other party an opportunity to attend and participate in such meeting.

(c)          Notwithstanding any provision in this Agreement, in no event will the Company, the Purchaser, or any of their respective Affiliates be obligated to (i) litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, (ii) propose, negotiate, or agree to the sale, divestiture, license or other disposition of any assets or businesses, (iii) accept any operational restriction or (iv) take any other action that would limit the right of that party or any of its Affiliates to own or operate its or their businesses or assets.

5.2         Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify the sale of the Purchased Shares to the Purchaser under this Agreement under applicable securities or “blue sky” laws of the states of the United States in such states as is necessary in connection with such sales, as required under applicable law of such states, and shall provide evidence of any such action so taken to Purchaser.

5.3         Listing. The Company shall, in the time and manner required by the Principal Market, prepare and file with such Principal Market an additional shares listing application covering the Purchased Shares and shall maintain such listing so long as any other shares of Common Stock shall be so listed. As contemplated by the Framework Agreement, SoftBank shall pay all fees and expenses, if any, in connection with satisfying the Company’s obligations under this Section 5.3.

5.4         Legends. Certificates representing the Purchased Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to securities held in book-entry form, the Company’s transfer agent will record such a legend on the share register), until such time as they are not required under Section 5.5:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

5.5         Removal of Legends. Certificates or book-entry statements evidencing the Purchased Shares shall not be required to contain the Securities Act legend set forth in Section 5.4 above or any other legend: (1) while a registration statement covering the resale of such securities is effective under the Securities Act, (2) following any sale of such securities pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), (3) if such securities are eligible to be sold, assigned or transferred under Rule 144 (provided that Purchaser or pledgee, as applicable, provides the Company with reasonable assurances and customary representations that such securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (4) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Purchaser provide the Company with an opinion of counsel to the Purchaser, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the securities may be made without registration under the applicable requirements of the Securities Act or (5) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). If a legend is not required pursuant to the foregoing, as evidenced by a legal opinion provided to the Company by the Purchaser and reasonably acceptable to the Company, the Company shall no later than three Business Days following the delivery by Purchaser to the Company’s transfer agent (with notice to the Company) of such legal opinion and a legended certificate representing such securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from Purchaser as may be required above in this Section 5.5, as directed by Purchaser, or, in the case of shares held in book-entry accounts, within three Business Days following the date on which a legend is no longer required, without any action required on the part of the Purchaser, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of securities to which the Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Purchaser, a certificate representing such securities that is free from all restrictive and other legends, registered in the name of the Purchaser or its designee. SoftBank shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of securities or the removal of any legends with respect to any securities in accordance herewith.

5.6         No Pledge. M. Claure, the Purchaser and any of their Affiliates will not enter into, amend, waive or grant any consent under any agreements, plans or understandings to directly or indirectly pledge the Purchased Shares as long as the Company’s policies in effect as of the date hereof prohibit the direct or indirect pledging of the Purchased Shares by M. Claure.

Article 6
CONDITIONS TO CLOSING

6.1         Mutual Conditions to Closing.The obligations of the Purchaser and the Company to consummate the MC Purchase Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

(a)          SBGC Repurchase.  The repurchase of the Purchased Shares from SBGC by the Company shall have been consummated.

(b)          SoftBank Loan.  The Purchaser shall have received the funds to be disbursed by SoftBank to the Purchaser pursuant to the MC Loan Agreement.

(c)          HSR.  The waiting period (and any extension thereof) applicable to the MC Purchase Transaction under the HSR Act shall have been terminated or shall have expired

(d)          No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Agreement.

6.2         Additional Conditions to the Obligations of the Purchaser.  Without limiting Section 6.1, the obligations of the Purchaser to consummate the MC Purchase Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following additional conditions:

(a)          Representations and Warranties. The representations and warranties of the Company contained in Article 3 shall be true and correct in all material respects as of the date when made and as of the date of the Closing, as though made on and as of such date.

(b)          Performance. The Company shall have performed, satisfied and complied in all material respects with any and all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

6.3         Additional Conditions to the Obligations of the Company.  Without limiting Section 6.1, the obligations of the Company to consummate the MC Purchase Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following additional conditions:

(a)          Representations and Warranties. The representations and warranties of the Purchaser contained in Article 4 shall be true and correct in all material respects as of the date when made and as of the date of the Closing, as though made on and as of such date.

(b)          Performance. The Purchaser shall have performed, satisfied and complied in all material respects with any and all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c)          MC Proxy Agreement.  The Purchaser shall have executed and delivered the MC Proxy Agreement.

Article 7
MISCELLANEOUS

7.1         M. Claure Undertaking.  M. Claure shall cause the Purchaser to comply with the terms of this Agreement, and any breach of this Agreement by the Purchaser shall be deemed to be a breach of this Agreement by M. Claure.

7.2         Termination.  This Agreement (a) may be terminated prior to the Closing (i) by mutual written consent of the Company and the Purchaser, (ii) by either the Company or the Purchaser on or after 11:59 p.m. EDT on August 28, 2020 if the Closing shall not have occurred by such date, or (b) shall terminate (i) without the need for further action by any party hereto if the Underwriting Agreement has not been entered into by 11:59 p.m. EDT on June 26, 2020, or (ii) without the need for further action and simultaneously with any termination of the Framework Agreement.

7.3          Further Assurances.  Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other parties may reasonably require from time to time in order to carry out the purposes of this Agreement.

7.4         Survival.  All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.

7.5         Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.

7.6         Assignment; Binding Agreement.  This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other parties.

7.7         No Third Party Beneficiaries.  Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement or the Framework Agreement.

7.8         Entire Agreement.  This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

7.9         Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.  To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

7.10       Certain Tax Matters.

(a)          Notwithstanding any other provision of this Agreement, the Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld under any provision of applicable Law.  To the extent that amounts are so deducted and withheld and paid to the appropriate governmental entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which deduction or withholding was made.  In connection with the foregoing, the Company shall deliver to the Purchaser on the Closing Date, an affidavit providing that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation Sections 1.1445-2(c)(3)(i) and 1.897-2(h) and reasonably satisfactory to the Purchaser, and, to the extent required by law, shall promptly file such notice to the Internal Revenue Service in accordance with Treasury Regulation Section 1.897-2(h)(2).  All sales, use, documentary, registration, transfer, deed taxes, conveyance fees, recording charges and similar taxes, fees and charges imposed as a result of the consummation of the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”), together with any interest, penalties or additions to such Transfer Taxes, shall be borne and paid by the Company. The Company and the Purchaser shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable laws in connection with the payment of such Transfer Taxes, and shall cooperate to minimize, to the fullest extent possible under such laws, the amount of any such Transfer Taxes payable in connection therewith.

(b)          For U.S. federal income tax purposes, the parties agree to treat the transactions contemplated by this Agreement in accordance with Section 4.1 of the Framework Agreement.

7.11       Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely on the signatures so transmitted to the same extent and effect as if they were original signatures.

7.12       Governing Law; Jurisdiction; Forum; Waiver of Trial by Jury.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. In any action between the parties arising out of or relating to this Agreement, each of the parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in the State of Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 7.13 shall be effective service of process for any such action. Each party hereto irrevocably designates C.T. Corporation as its agent and attorney in fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the aforementioned courts and each party hereto stipulates that such consent and appointment is irrevocable and coupled with in interest.

(b)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.10(b).

7.13       Notices.

(a)          Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next business day, (ii) on the next business day if sent by overnight courier and delivered on such business day within ordinary business hours and, if not, the next business day following delivery; and (iii) when received, if received during normal business hours and, if not, the next business day after receipt, if delivered by means other than those specified above.  Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.

If to M. Claure and the Purchaser, to:

Claure Mobile LLC
c/o Claure Group
200 S Biscayne Blvd.
Suite 4420
Miami, FL  33131

Attention: Joan Papadakis
e-mail: finance@clauregroup.com

with a copy to (which shall not constitute notice):

K&L Gates LLP
200 South Biscayne Blvd., Suite 3900
Miami, FL 33131
Attention:Clayton E. Parker
Email:clayton.parker@klgates.com

If to the Company, to:

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, WA 98006

Attention: Broady Hodder
e-mail: Broady.Hodder@T-Mobile.com

7.14       Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement..

[Signature Page Follows]

In witness whereof, the parties have caused this Agreement to be executed and delivered as of the date first above written.

T-MOBILE US, INC.

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and Chief Financial Officer

CLAURE MOBILE LLC

By:	/s/ Raul Marcelo Claure
	Name:	Raul Marcelo Claure
	Title:	Manager

RAUL MARCELO CLAURE

/s/ Raul Marcelo Claure

[Signature Page to Share Purchase Agreement]